UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 17, 2008

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

PokerTek, Inc. (the “Company”) will make a presentation at the Goldman Sachs and Deutsche Bank Securities Gaming Investment Forum at 3:30 PM PST on Monday, November 17, 2008 at the Las Vegas Convention Center in Las Vegas, Nevada and in connection therewith, will advance a PowerPoint presentation (the “Presentation”) providing certain information about the Company. The Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is furnished as Exhibit 99.1 to this report.  The Presentation is also available on the Company’s website at www.pokertek.com under the “Investors”-“SEC Filings” section.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any filing of PokerTek, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	PokerTek, Inc. PowerPoint Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008	POKERTEK, INC.

	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	PokerTek, Inc. PowerPoint Presentation.